Exhibit 10.44

Working Capital Loan Agreement

Huaxia Bank Inc

Working Capital Loan Agreement

No. NB071011110144/145

Borrower (Party A): Ningbo Keyuan Plastic Co., Ltd

Address: Ningbo Beilun Qingzhi Industrial Zone

Postal code: 315800                   Legal representative:

Te;: 86232717                         Fax: 86234706

Opening bank: Bank of China, Beilun Branch Account number: 810735036108091001

Lender (Party B): Huaxia Bank Co., Ltd. Ningbo Branch

Address: No. 787, Baizhang East Road

Postal code: 315040

Legal Representative (Principal):

Phone: 87972545                               Fax: 87972608

Based on the principles of fairness, Party A and Party B enter into this Contract after negotiation in accordance with the Contract Law, General Rules of Loan and relevant laws and regulations.

Article 1 Type of Loan

1.1   The loan under this contract is working capital loan.

Article 2 Currency and Amount

2.1   The currency under this contract is √RMB □ USD □Others / .

2.2   The amount of the loan under this Contract is (Spell-Out): RMB Eighty Million.

Article 3 Purpose of Loan

The loan under this contract should be only used under the articles of Working Capital Loan Withdrawal Application; Party A shall not change the purpose of the loan hereunder without the written consent of Party B.

Article 4 Term of Loan

4.1   The term of the loan hereunder is one year (Day/month/year), from Sept. 13th, 2011 to Sept. 13th, 2012.

4.2   Party A shall withdraw the loan under this contract according to the types as follows:

√Party A shall withdraw the loan in on the day of Sept. 13th, 2011 . Party A shall in advance file an application with Party B ahead of three working days, and the loan shall is available only after the application is approved by Party B.

□Party A shall withdraw the loan on the period as below:

Party A shall withdraw the loan during the period from the date when the contract is signed to ______/___. Party A shall in advance file an application with Party B ahead of / working days each time, and the loan shall is available only after the application is approved by Party B.

Once Party A wants to withdraw the loan, all the terms and conditions in Article Six should be satisfied firstly, or else, Party B is under no obligation to provide any kind of loans.

4.3   Party A can repay principal following the types as below:

□ Repay the principal in one time on the day of _____ ______________.

√ Adopt Installment repayment following the sequence, time and amount.

August 13, 2012 , Amount (Spell-Out)     Forty Million
September 13, 2012 , Amount (Spell-Out)     Forty Million
____/___Year___/____month____/___Day, Amount (Spell-Out) ___________/_____________
____/___Year___/____month____/___Day, Amount (Spell-Out) ___________/_____________
____/___Year__/_____month____/___Day, Amount (Spell-Out) ___________/_____________
____/___Year____/___month___/____Day, Amount (Spell-Out) ___________/_____________

□ Repay the loan according to the maturity date written by Party B in Working Capital Loan Withdrawal Application, and all the maturity dates of withdrawing should not be later than the date of ___________/_____________.

4.4   If the withdrawal and maturity date written in the loan collection certificate is inconsistent with the in the appointed date or the date stated on the Application, the date on the loan collection certificate under this contract shall prevail. The accessories including the Application, loan collection certificate and other files already identified by both sides consists of an inseparable part of the contract, and have the same validity with this contract.

Article 5 Interest Rate

5.1   The interest of loan in calculated in according with such the agreement as below:
√The interest rate of the Contract is calculated at 6.56% (annual rate). After the contract is signed and before the loan is given out, if the People's Bank of China adjusts the benchmark lending rates, the interest rate shall be conducted subject to the floating proportion written in Article 5.5.

□ The interest rate will be adjusted every ___/___months, and the interest rate from the date of withdrawing loan to the first date of interest rate settlement is / % (annual rate).

□ The floating interest rate is composed of _/_____months’ ___/___(LIBOR/HIBOR) plus ___/___% rep-resents, and floating every ___/___months. (LiBOR, an acronym for the London Interbank Offered Rate, is the interest rate at which large international banks are willing to lend each other money on a short-term basis. It's calculated every business day in 10 currencies and 15 terms, ranging from overnight to one year. HIBOR, an interest rate stated in Hong Kong dollars on the lending and borrowing between banks in the Hong Kong interbank market. The terms of the deposits vary from overnight to one year. The HIBOR is a reference rate for lenders and borrowers that participate directly or indirectly in the Asian economy. )

□ Others
________________/_____________________________________________________________
_____________________________________________________________________________

5.2   The interest date shall be executed with the start of withdrawal date, and the calculation formula is: Interest rate = the loan balance × the days of interest date × annual rate/360(day).

5.3   One kind of the interest settlement types shall be chosen as below:

□ Interest settlement monthly, the interest payment date is 20th every month, and the last interest payment date is the maturity rate the contract.

√ Interest settlement quarterly, the interest payment date is 20th every quarter, and the last interest payment date is the maturity rate the contract.

□ Interest settlement follows the settlement of principal, and interest will be paid off at the same date as the principal in one time.

□___________/_______________________________________________________________

5.4   After the loan is given out, in case the People’s Bank of China adjusts the interest rate and calculation method, the interest rate shall be conducted according to the types as below:

□ The interest rate is unchangeable.

□ The interest rate shall be conducted subject to the adjustment of the benchmark interest rate of the corresponding grade of the People’s Bank of China.

□ For the monthly interest settlement, the interest rate shall be conducted monthly, and the adjusted interest rate will be effective from the second day of the first interest settlement date.

√For the quarterly interest settlement, the interest rate shall be conducted seasonally, and the adjusted interest rate will be effective from the second day of the first interest settlement date.

□ The interest rate is adjusted annually.

□
_______/____________________________________________________________________

5.5    Following the articles of 5.1 and 5.4, the adjusted interest rate will float upwards___/_____/downwards___10％_______, according to the benchmark interest rate of the corresponding grade of the People’s Bank of China.

5.6    If there is a change in the interest rate under this contract, the penalty for interest rate will be changed to some extent and will be effective at the same time, and by virtue of sectional method.

5.7    Based on the above principles, Party B can adjust the interest rate without the necessary agreement of Party A.

Article 6 Items and conditions of withdrawal

6.1    When party A withdraws the loan, these items should be in advance satisfied as below:

6.1.1  Complying with the current laws and regulations, Party A should finish the related procedures, including the administrative permission, approval, registration and so on.

6.1.2  Part y A has submitted the related files that have already met the requirements.

6.1.3  The Certificate of guarantee should be finished in advance and all the relevant procedures are already in effect, and also the mortgage right and the pledge.

6.1.4  Party A doesn’t break the any agreement under this contract.

6.1.5  On the moment of withdrawing, the claims and guarantee of Party A are to be real, punctual and effective.

6.1.6  On the moment of withdrawing, Party A should guarantee the inconsistence between the real running, financing conditions and the written contents in the contract.

6.2    After Party A has fulfilled the above items and conditions, Party B will deal with the withdrawal procedures and sign the loan certificate. The loan certificate has the same legal effect with the contract and is an indispensable party of the contract

6.3   When Party A can’t satisfy the items and conditions of withdrawal, Party B has a privilege of partly fulfilling the contract.

Article 7 grants and payments of loan

7.1   The grants and payments of loan are conducted as below:

□ Party A pays independently

√ Party B pays as fiduciary party

□ The payment amounts is less than __/_____RMB (or the equal foreign currency) , the payment will be handled by Party A; while the payment amounts exceed ___/____RMB (or the equal foreign currency), the payment will be handled by Party B; if the payment object is specified but the amounts is indefinite, the payment will be handled by Party A directly.

7.2   Payment handled by Party A independently, the officially sealed Working Capital Loan Withdrawal Application Party A should be certified firstly, and then, the loan will be transferred to account of Party A who will finally handle the independent payment, where the transact object has an appointed use.

7.3   Payment handled by Party B, based on the appointed use of the loan, Party B will verify whether the listed object and the paid amounts provided by Party A are consistent with the commercial contract. After being approved, in accordance with the officially sealed Working Capital Loan Withdrawal Application, Party B will offer loans to Party A and pay the appointed use outwardly for part y A’s transaction object.

7.4   Payment handled by Party A independently; Party A should sum up the payment records every_/___months, and party B has the right to investigate and analyze the account, certificate and the spot.

7.5   Payment handled by Party B as fiduciary party, Party A should provide the related information and usage of transaction counterpart, and Party B will bear little responsibility due to lack of truth, punctuality, integrity of the transaction counterpart provided by Party A.

7.6   The loan shouldn’t be offered to the agency company of Party A in the capital market or the associated company of Party A but without the accordant use of loan.

Article 8 Capital Supervision after Granting Loan

8.1   Party A should open a single capital withdrawal account in Party B (Account: _______________/___________), or provides a capital withdrawal account opened in other banks (Account: 810735036108091001), and deposit the withdrawal capital to the account by not lower the proportion of _____5___%. If the capital withdrawal account is opened in other banks, Party A should provide the invoice to Party B every__3__months.

Article 9 Repayment

9.1   Party A repays the principal and interest of the loan hereunder with the capital from the sources, including but not limited to Operation Revenue. In case of any provision on the capital source of Party A’s repayment as specified in any other contracts in which Party A is one party, the provision shall not affect the fulfillment of repayment obligation under the contract. Party A, in any case, shall not invoke the appointed items to refuse the fulfillment of repayment obligation.

9.2   Party A shall deposit sufficient funds for repayment of the principal and interest due in the account opened with Party B prior to the interest settlement date or principal repayment date, and authorize Party B to deduct money from the account on such date. If confronting with the in legal holiday, the repayment date can be postponed to next working day.

9.3   Party B has the rights to deduct money from the account on such date if Party A doesn’t repay the loan timely. If the currency is not consistent with the required one, the currency will be converted according to the exchange price quotation.

9.4   The payment contents are listed in order hereunder: the cost used to realize the claim and guarantee title, the bill for the damage, the breaches and compound interest, overdue interests, and penalty interest, interest and principal etc.., and Party B has a right to change the order.

9.5    If Party A wants to repay the loan, he should present an application in written form, after Party B approves it, the repayment will be conducted as below:

√ Party B charges for the interest according to the loan interest rate appointed in the contract and the real days

□ Except for the interest according to the loan interest rate appointed in the contract and the real days, Party B charges for the compensation money according to a proportion of ___/___% and with a top limit that is calculated by the amounts of repayment in advance × loan interest rate in the contract /360×days in advance.

Article 10 Loan Guarantee

10.1  One item or several items of the loan guarantee can be adopted as below:

□ The guarantor___________/____________signs the Guarantee Contract with Party B.

□ The mortgagor_______________/________signs the Mortgage Contract with Party B.

□ The pledgor _______________/________signs the Pledge Contract with Party B.

□ ________________________/________________________________________________

10.2  If the claim in this contract belongs to the claims of the maximize guarantee, one item or several items of the pledges can be adopted as below:

√ the guarantor_ Ningbo Litong Petrochemical Co., Ltd _signs the Guarantee Contract of the maximize guarantee with Party B.

□ the mortgagor_________/______________signs the Guarantee Contract of the Top Amount with Party B.

□ the pledger______________/_________signs the Pledge Contract of the Cop Amount with
Party B.

√The guarantor Tao Chunfeng signs the Personal Guarantee Contract of the maximize guarantee with Party B.

Article 11 Rights and Obligations of Party A

11.1  Party A shall guarantee the legality of his company and the validity of survival, and has the right to deal with the assets, the related business with the loan, the sign and fulfillment of this contract.

11.2  Party A shall obtain the approval and authorization from its superior departments or the board of directors.

11.3  Party A shall guarantee the sign and fulfillment of the contract without violating other asset regulations and appointments, the pledge agreement signed with other companies and other documents that are binding upon both parties.

11.4  Party A shall be responsible for the truth, accuracy and integrity of the materials provided during the examination of the loan.

11.5  During the survival of the loan agreement, the asset-liability ratio of Party A shall not exceed 95% .

11.6  Party A shall withdraw and use the loan in accordance with the term and purpose as specified in the contract.

11.7  Party A shall open the bank settlement account assigned by Party B, and accept voluntarily Party B’s investigation and supervision.

11.8  Party A shall use the loan in accordance with the term and purpose as specified in the contract, but not be used for purposes of illegal production and running.

11.9    Party A shall not embezzle the working capital for other usage, and actively cooperate with Party B in supervision and investigation over its production, operation and management and so on, and provide the information but not limited to the documents as below:

11.9.1 Business license, annual proof, legal person code certificate, necessary proofs of identity and personal information of the legal person, the board members, the responsible persons in charge of finance, business license, tax authorities annual examination of the tax registration certificate, annual tax certificate proofs, a copy of related loan certificate (card) required by Party

11.9.2 All opening Banks and account, and the deposits and loans

11.9.3 Annual audited balance sheet, income statement, equity changes of shareholders, sales, the cash flow sheet, the financial statements and notes.

11.9.4 Production and operation plans, statistical reports.

11.9.5 All external (including any institution of Party B) security situation.

11.9.6 All associated companies and related information, and the related transactions that have taken place or is about to occur exceed more than ten percent of its net assets as well as the internal mutual guarantees Group.

11.9.7 In case of litigation, arbitration, administrative penalties, and other disputes such as the debts and personal criminal prosecution.

11.9.8 Using records and information about loans under this contract.

11.10  Repay the loan according to appointed items in this contract

11.11  Party A shall notify Party B in writing ahead of thirty days before the related aspects changes, including but not limited to the office investment, substantial increase in debt financing, contracting, leasing, trust, asset restructuring, debt restructuring, equity restructuring, equity transfer, joint venture, merger (the merger), division, joint venture (cooperative), reducing registered capital or application business for rectification, application for dissolution (or revocation), the application re-engineering, reconciliation and bankruptcy and other operations, its own institutions and legal status, written notice to Party B, and implement responsibility for debt repayment under this contract, or provide a new guarantee in writing, or else, Party A shall not carry out any activities before paying off all the loan.

11.12  Party A shall notify Party B in writing ahead of thirty days before the related aspects changes, including but not limited to suspend business for rectification, and is declared closed, is dissolved (withdrawal), is asked to reorganize, bankruptcy, and changes in legal status and to take adequate and effective steps to preserve Party B’s claims.

11.13  Party A shall notify Party B in writing within three days after the running or the claims security turn into serious situations, as well as adopt take adequate and effective steps to preserve Party B’s claims.

11.14  Party A shall notify Party B in writing within seven days after such changes happen, including residence, name, legal representative or other senior management members.

11.15  Party B shall not sell certain assets, pay off other debts in advance, and be guarantor for third-party debt without Party B agrees before paying off the loan principal and interest.

11.16  Party A shall not sign contract with any third party that may damage Party B under this contract rights.

11.17  In the case of guarantee, if the guarantor violates any kind of the warranty service or commitment, or lose guarantee capabilities, Party A should provide Party B immediately with new guarantor or prepay the loan in advance.

Article 12 Rights and Obligations of Party B

12.1    Has the right to require Party A to provide all the relevant materials.

12.2    Has the right to supervise, examine the using of loan, know more about the running activities, financing, guarantee and deputes and so on.

12.3    Has the right to ask Party A to open a bank account in an assigned bank, and supervise the account according to the articles under this contract.

12.4    Has the right to participate the large party financing, asset sales and mergers, division, joint-stock reform, bankruptcy and liquidation activities, maintaining the party claims without violating the laws, regulations and regulatory requirements.

12.5    During the process of loan payment, if there is a declined credit, a low business profitability, not in accordance with the agreed purpose or use of loan funds, or borrow funds to pay as agreed, Party B has the right to adjust the loan payment terms and payment methods, or to suspend the issuance and payment of loan funds, meanwhile claim that it will call in the all the released principal and interest and other measures immediately.

12.6    If Party A withdraws all loan funds ahead of the maturity date, Party B has the right to call in the loan ahead of time.

12.7    Party B shall grant loans to the full schedule, if Party A fulfills its obligations completely and meet the withdrawal conditions under this contract.

12.8    Keep confidential the materials provided by Party A concerned information of liabilities, finance, production, operation, etc., unless otherwise required by the Contract and laws and regulations.

12.9    Notify Party A timely when Party B changes his residency and promulgate an announcement publicly.

Article 13 Liabilities of Breach

13.1    Both Parties hereto shall fulfill the obligations as specified in the Contract after the Contract takes into effect. Any party who fails to fulfill the obligations hereunder shall bear the liabilities of breach of contract.

13.2    Should Party A fail to provide the guarantor or the guaranteed documents or go through the withdrawal documents within thirty days (including legal holidays and weekends), Party B has the right to remove the contract or call in the released loan.

13.3    Should Party A fail to repay the principal under the Contract on time, Party B has the right to request for repayment within a specified time. Party B has the right to collect an additional 50% penalty interest to overdue loan. Should Party A fail to repay the interest under the Contract on time, Party B has the right to collect the compound interest, in case of the maturity date, Party B shall collect the compound interest according to penalty interest stated on this contract.

13.4    Should Party A fail to use the loan for the purpose as stipulated in the Contract, Party B is entitled to collect the principal and interest according to penalty interest at a rate 100%.

13.5    Should Party A fail to repay the loan under the Contract on time or use the loan for the purpose as stipulated in the Contract, Party B shall collect the overdue interest, penalty interest and compound interest.

13.6    Due to breach of Party A that results in litigation, Party A should bear the costs for this payment, arbitration fees, security fees, advertising fees, assessment fees, appraisal fees, auction fees, travel expenses, legal fees and the cost of achieving the other claims.

13.7    In case Party A is involved in one of the following situations, Party B shall have the right to reclaim part of or all loan in advance and cease to grant loan, and adopt the relevant measures.

13.7.1 Should Party A fail to use the loan for the purpose as stipulated in the Contract, or fail to pay for the principal, interest and other payables on time.

13.7.2 Should Party A fail to pay for the loan according to the agreed types.

13.7.3 Party A exceeds agreed financial index.

13.7.4   Party A fails to use the loan funds for the purpose as stipulated in the Contract.

13.7.5   Party A breaks up the whole into parts in order to avoid the payment by Party B.

13.7.6   Party A provides Party B with false reports or conceals important facts in the financial statements and other business information.

13.7.7   Party A refuses to accept the monitoring and inspection in the aspects of the loan funds and the relevant production, management, financial activities.

13.7.8   Party A use the loans for equity investment

13.7.9   Party A uses the loans for the purpose of speculation in securities, futures, real estate, etc., or engages in other illegal business, illegal transactions.

13.7.10 Party A takes advantages of the loans for lending in order to obtain illegal revenues

13.7.11 Party A defraud the Party A for loans by means of fraud.

13.7.12 Party A cheats the capital by means of providing false contract with the associated parties without the actual trade notes receivable, accounts receivable and other claims.

13.7.13 Through related party transactions, Party A avoids the claims of bank debts.

13.7.14 As a party in violation of other contracts (including this contract, Party B) or agreement, Party A constitutes a serious breach.

13.7.15 If the Party A changes the mode of operation, its own system, insolvency or legal status, without the written consent and the implementation of the repayment of debt of Party B, or the new guarantor provided by Party A, including but not limited to foreign investment, substantial increase in debt financing, contract, trust, asset restructuring, debt restructuring, equity transfer, joint-stock reform, joint venture, merger (the merger), acquisition, division, paid transfer of property rights, joint venture (cooperative), to reduce the registered capital or application business for rectification, application for dissolution (or revocation), the application re-engineering, reconciliation and bankruptcy.

13.7.16 The change of the guarantee under the contract is not conducive to Party B’s claims, including but not limited to collateral, collateral damage, loss, reduction in the value or that Party A fail to provide the new guarantor timely when the old guarantor breaches its obligations established by the contract.

13.7.17 The guarantee contract is not in effect, or the guarantor loses the ability or fail to perform guarantee duties by way of violating promise and or refuse to bear responsibilities, thus Party A fails to provide the new guarantor.

13.7.18 The statements, representations and warranties made by Party A is not real, inaccurate or concealed material.

13.7.19 Party A does not fulfill the contract obligations specifically.

13.7.20 During the period of loans, the debt ratio of Party A exceeds 95% .

13.7.21 Party violates any other contract obligations and commitments which affect the achievement of Party B’s claim.

13.7.22 Party A’s description of the statements or materials in the application or attached accessories are untrue or violates the commitments in the withdrawal application.

13.8       If it has been seven working days from the date after Party A has reached all the conditions for withdrawal but can’t obtain loans, Party A is entitled to receive a penalty, according to the actual number of days overdue under penalty interest articles 13.3.

Article 14 Effectiveness

14.1       The contract shall come into effect after the execution of both parties hereto.

Article 15 Transfer, change and Termination

15.1       A contract takes effect, Party B under this contract in whole or in part of the debt to a third party, without the consent of Party A agrees.

15.2       The contract takes effect, Party A under this contract all or part of the debt to a third party, shall be submitted in advance to the B button to take the Guarantor agree to transfer obligations bear any written documents or provide new guarantees, and by B written consent.

15.3       This contract takes effect, A, B shall not alter any of the parties. For a change, A, B and both parties have reached an agreement in writing to change.

15.4       If Party A requires the loan extension of the contract hereunder, with Party B’s investigation and agreement, extension agreement can be signed. If Party B do not agree with loan extension Party A should still fulfill its repayment obligations in accordance with the contract.

15.5       During the contract performance period, when one of the following cases occurs, Party B is entitled to terminate the contract, withdraw the granted loan and interests in advance and stop the continual lending:

15.5.1    Party A’s operation and financial position deteriorates and unable to pay due debts, or involves in major economic litigation or arbitration and other legal correction, which severely affects and threats Party B’s fulfillment of obligatory right;

15.5.2   The overall customer credit status, operation situation and financial condition of the Group Party A belongs to arise severe crisis, which raises serious imperil to Party B’s loan safety;

15.5.3   Party A is closed, dismissed, stopped, with the business license being revoked, cancelled and so forth;

15.5.4   Any other situations that will treat or severely affect Party B’s fulfillment of obligatory right under this contract.

Article 16 Settlements of disputes

16.1       If there is a dispute between the parties took place due to all disputes should be resolved through consultation; consultation fails, the parties choose the following ways:

√Sue to the people's court.

□ Ask for ____/______ from arbitration committee for arbitration.

Article 17 Supplementary Provisions

17.1       If both parties have signed _________/________according to the Maximum Amount of Financing Contract, this contract shall be the maximum amount of financing under the contract the specific business contract.

17.2       The Contract, Party A corporate name, magic representative, shelter and other changes without written notice to Party B, Party B according to the information contained in the contract sent to Party all instruments, beginning with the service.

17.3       Party A shall assume the contract and its registration under the contract of guarantee, insurance, notary, appraisal, assessment, transportation and all other related costs. Payment by Party B, Party B has the right to deduct from the party account directly.

17.4       contract changes to meet after the main laws and regulations, judicial interpretations of the regulations made changes to the contract, the other should be with. Otherwise, do not stop issuing loans.

17.5       The two sides agreed to other matters.
_______________________/_______________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

17.6       This contract adopt □option, denotes the agreed article, while ×denotes unfitness here.

17.7       Copies of the contract: Party A of one copy, Party B of two copies and / Party of /
copy, shares the same legal effect.

17.8       The accessories under the contract have the same legal effect with the contract

17.9       Party B has taken reasonable means to draw attention to the West under the contract exclusion or limitation of liability provisions Party, according to owner required a full explanation of the conditions, both parties all the terms of this contract, understanding does not exist objection.

Attachment: Application for withdrawing working capital loans.

Sign in this page (without the text)

Party A： Ningbo Keyuan Plastic Co., Ltd. (Seal)

Legal representative (or agency): Signed name:

Sept. 13 2011

Party B Huaxia Bank Inc. Ningbo Branch (Seal)

Legal representative (or agency): Signed name:

Sept. 13 2011